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                                                         EXHIBIT 99.1

      SAFE TECHNOLOGIES INTERNATIONAL, INC.
                NAMES NEW PRESIDENT

PALM BEACH, Fla., August 31 -- Safe Technologies
International, Inc. (OTC: BB: SFAD - news) announced today that the Company has named a new President.

Safe Technologies International, Inc. is pleased to announce that long time Florida Attorney and consultant, Michael J Posner has been appointed
President of the Company effective August 15, 2000.
Mr. Posner is a Partner in the law firm of Ward, Damon, Beverly, Tittle and Posner, P.A. in West Palm
Beach, Florida.

Mr. Posner will oversee implementation of the Company's main goals, (i) implementing the Company's plan for global expansion; (ii) acquisition of existing companies in various fields including technology and health care; (iii) expansion of existing Internet-based operations; and (iv) increasing shareholder value by increasing the balance sheet and relying on old age management
(traditional management) techniques.

"Redeveloping the Company's Internet Mall: The
Castle and the Famous Shopping Streets of the World will be a priority," Mr. Posner stated. "In my opinion, SFAD has successfully combined new economic growth with old economy management, not overloading itself with debt, which leaves the Company poised for long term expansion. I believe that my experience as a corporate attorney and business consultant will assist the Company in implementing its goals."

Mr. Posner is an honors graduate of the University of Florida College of Law and has practiced law and business in South Florida for over fifteen years. He is Board Certified in Real Estate Law, practices in real estate, corporate, and intellectual property law sections of his firm and has consulted with many local and international businesses on development, mergers and acquisitions.

Brad Tolley, V.P. of Investor Relations, said, ``We are very pleased to have Michael J Posner on our management team."

SOURCE: Safe Technologies International, Inc.,(SFAD)
CONTACT: Brad Tolley VP Investor Relations
TEL: 561-832-2700
EMAIL: investor.relations@safetechnologies.com
HTTP:// www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27Aof the Securities
Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10QSB for the year ended June 30, 2000.